UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2013

Newcastle Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction

of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operation and Financial Condition.

On February 28, 2013, Newcastle Investment Corp. (the “Company”) issued a press release announcing the Company’s results for its fourth fiscal quarter and the full year ending December 31, 2012. A copy of the Company’s press release and a copy of the transcript of the conference call are attached to this Current Report on Form 8-K (the “Current Report”) as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein solely for purposes of this Item 2.02 disclosure.

This Current Report, including the exhibits attached hereto, is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

As described in its annual report on Form 10-K for the year ended December 31, 2012 (the “2012 10-K”) filed with the Securities and Exchange Commission on February 28, 2013, Newcastle Investment Corp. (“Newcastle”) has corrected an error in recording the deconsolidation of CDO V, which resulted in an understatement of net income. Accounting Codification Standard Topic 810 “Consolidation” (“ASC 810”) requires that, when a variable interest entity is deconsolidated, the difference between the carrying amount of the noncontrolling interest in the former subsidiary and the carrying amount of the former subsidiary’s assets and liabilities be recognized in net income. However, in recording the deconsolidation of CDO V, Newcastle recorded the difference between the carrying amount of its noncontrolling interest in CDO V and the carrying amount of the CDO V’s assets and liabilities as a direct increase to stockholders’ equity rather than an increase to net income.

As a result, the following changes to Newcastle’s previously issued audited consolidated statement of income for the year ended December 31, 2011 have been made: (i) an increase in Other Income (Loss) of $45.1 million (from a loss of $8.9 million to income of $36.2 million); (ii) an increase in Total Other Income of $45.1 million; (iii) an increase in Net Income of $45.1 million (from $259.4 million to $304.5 million); (iv) an increase in Income Applicable to Common Stockholders of $45.1 million (from $253.9 million to $298.9 million) and (v) an increase in basic and diluted earnings per share of $0.56 (from $3.09 to $3.65). The increase in Net Income also has the effect of (i) increasing Total Comprehensive Income by $45.1 million (from $222.2 million to $267.3 million) in the consolidated statement of comprehensive income; (ii) removing the previously reported line item Deconsolidation of CDO V – Cumulative Net Loss in the consolidated statement of stockholders’ equity and (iii) adding a line item for Gain on Deconsolidation in the consolidated statement of cash flows.

The correction had no impact on the consolidated balance sheet as of December 31, 2011. In addition, the correction had no impact on the consolidated financial statements for the prior and subsequent periods or on core earnings or cash available for distribution reported in any period.

As a result of the foregoing, the Audit Committee of the Board of Directors of Newcastle concluded, following discussion with the Company’s independent accountant on February 27, 2013, that the Company’s financial statements for the period ended December 31, 2011 included in Newcastle’s 2012 10-K should be relied upon instead of its previously issued financial statements for such period.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release, dated February 28, 2013, issued by Newcastle Investment Corp.

99.2	Transcript of conference call on February 28, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCASTLE INVESTMENT CORP.
(Registrant)

/s/ Brian C. Sigman
Brian C. Sigman
Chief Financial Officer

Date: February 28, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated February 28, 2013, issued by Newcastle Investment Corp.

99.2	Transcript of conference call on February 28, 2013

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